Exhibit 99.1

[LOGO]deltathree
The IP Communications Network

PRESS RELEASE

             deltathree Reports First Quarter 2005 Financial Results

    First Quarter 2005 Revenues Increased 43% Year-Over-Year to $6.6 Million

      Net Loss Reduced 61% Year-Over-Year to $427,000 or ($0.01) Per Share

New York, NY - April 28, 2005 - deltathree, Inc. (NASDAQ SC: DDDC), a leading provider of VoIP hosted communications solutions for service providers and consumers worldwide, today announced financial results for the first quarter ended March 31, 2005.

                          First Quarter 2005 Highlights

      o Revenues increased 43% versus first quarter 2004 to $6.6 million, up 6% sequentially.
      o Net loss reduced 61% versus first quarter 2004 to $427,000 or ($0.01) per share.
      o     Company achieved EBITDA positive results of $106,000.
      o     Total net cash position increased to $16.6 million.

Revenues for the first quarter of 2005 were $6.6 million. This reflects a $2.0 million or 43% improvement over the first quarter 2004 revenues of $4.6 million and a $372,000 or 6% improvement over the sequential fourth quarter 2004 revenues of $6.2 million.

deltathree's net loss for the first quarter of 2005 was $427,000 or ($0.01) per share. First quarter net loss reflects a 61% improvement over the first quarter 2004 net loss of $1.1 million or ($0.04) per share and a 29% improvement over the fourth quarter 2004 net loss of $601,000 or ($0.02) per share.

Gross margin for the first quarter of 2005 was 36%, marginally higher than the 35% gross margins recorded in the sequential fourth quarter and first quarter of 2004.

deltathree reported EBITDA (earnings before interest, taxes, depreciation and amortization) positive results for the first quarter of 2005 of $106,000 or $0.00 per share, compared to a loss of $384,000 or ($0.01) per share in the first quarter of 2004. The positive first quarter 2005 EBITDA results reflect an improvement over the sequential fourth quarter 2004 EBITDA results of $12,000 or $0.00 per share.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release.

As of March 31, 2005 deltathree held approximately $16.6 million in cash, cash equivalents and long-term investments, and had no outstanding debt. deltathree's cash position in the first quarter of 2005 rose $163,000, up from approximately $16.5 million in the sequential fourth quarter of 2004.

deltathree Operational Review

Shimmy Zimels, deltathree's CEO, stated, "Our first quarter top line revenue growth of more than 40 percent year-over-year reaffirms our position as a leader in the expanding global market for next generation VoIP services. deltathree's sequential revenue growth of 6 percent was just $127,000 below the guidance range provided by management. The modest differential in our expectations was primarily related to the timing of a reseller promotional program which was rolled out later in the quarter than originally forecast. Overall, our top line growth trend remains strong with eight consecutive quarters of sequential revenue growth. We continue to see broad demand from resellers worldwide for our VoIP solutions as well as rising interest from a wide range of service providers including, regional telephony providers, rural incumbent local exchange carriers, cable providers and Internet service providers. The diversity of our end customer demand, rising broadband penetration rates and increasing market pressures for the deployment of stand alone as well as bundled VoIP services provide us with a positive growth outlook to support our ongoing progress towards achieving near-term profitability."

Paul White, deltathree's CFO, stated, "I am pleased to say our first quarter results provide a solid foundation for 2005. Our sales growth during the first quarter was complemented by a significant increase in deferred revenues as our service provider and reseller customers called on deltathree to provide ongoing VoIP systems integration services and provide secured access to future network capacity as we continue to broaden and diversify our customer base. With a 61 percent year-over-year reduction in net loss, deltathree has now achieved eighteen consecutive quarters of improving bottom line results. Our progress on this front has been supported by our growing sales, solid gross margins which rose to 36 percent in the current quarter and a strict focus on operating efficiencies. As a result of these factors, we generated positive net cash flow during the first quarter. This significant cash flow achievement is more notable when taking into account our increased investments in our network, as well as research and development efforts, to help secure a clear pathway to continued growth moving forward."

deltathree Financial Guidance

For the second quarter of 2005 deltathree forecasts quarterly GAAP earnings per share within the range of $0.00 per share to ($0.01) per share. deltathree expects sequential revenue growth for the second quarter of 2005 to be within the range of 5% to 10%, as compared to revenue for the first quarter of 2005. Additionally, deltathree expects to achieve GAAP breakeven by year end 2005.

Conference Call Details

The deltathree first quarter 2005 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, April 28, 2005. Investors are invited to listen to the live call by dialing 1-866-814-1913 in the United States or by dialing 1-703-639-1357 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, www.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site.

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, Session Initiation Protocol (SIP)-based Voice over Internet Protocol (VoIP) products and services. deltathree provides private-label products, including Broadband Phone and PC to Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. deltathree's high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services.

For   more   information   about    deltathree,    visit   our   web   site   at
http://www.deltathree.com

For   more   information   about   iConnectHere,   visit   our   web   site   at
http://www.iConnectHere.com


EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov

deltathree Contact:          Investor Relations Contact:    Media Relations Contact:
Paul White                   Erik Knettel                   Allan Jordan
Chief Financial Officer      The Global Consulting Group    The Global Consulting Group
(212) 500-4850               (646) 284-9415                 (646) 284-9452
paul.white@deltathree.com    eknettel@hfgcg.com             ajordan@hfgcg.com

                                 (Tables follow)

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                           As of         As of
                                                                         March 31,    December 31,
                                                                           2005          2004
                                                                       ------------   -----------
                                                                       (unaudited)
                                                                             ($ in thousands)
ASSETS
Current assets:
 Cash and cash equivalents .........................................    $   5,993     $   3,905
 Short-term investments ............................................          598         2,723
 Accounts receivable, net ..........................................          518           325
 Prepaid expenses and other current assets .........................          750           528
 Inventory .........................................................          151           193
                                                                        ---------     ---------
    Total current assets ...........................................        8,010         7,674
                                                                        ---------     ---------
Long-term Investments ..............................................       10,050         9,850
                                                                        ---------     ---------
Property and equipment, net ........................................        4,681         4,642
                                                                        ---------     ---------
Deposits ...........................................................          107           107
                                                                        ---------     ---------
     Total assets ..................................................    $  22,848     $  22,273
                                                                        =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ..................................................    $   2,835     $   3,657
 Deferred revenues .................................................        1,384           453
 Other current liabilities .........................................        2,485         2,034
                                                                        ---------     ---------
    Total current liabilities ......................................        6,704         6,144
                                                                        ---------     ---------
Long-term liabilities:
 Severance pay obligations .........................................          183           104
                                                                        ---------     ---------
    Total liabilities ..............................................        6,887         6,248
                                                                        ---------     ---------
Commitments and contingencies

Stockholders' equity:
 Class A common stock, - par value $0.001 ..........................           30            29
 Additional paid-in capital ........................................      167,663       167,301
 Accumulated deficit ...............................................     (151,522)     (151,095)

Treasury stock at cost: 257,600 shares of class A common stock as of
  March 31, 2005 and December 31, 2004 .............................         (210)         (210)
                                                                        ---------     ---------
     Total stockholders' equity ....................................       15,961        16,025
                                                                        ---------     ---------
     Total liabilities and stockholders' equity ....................    $  22,848     $  22,273
                                                                        =========     =========

            See notes to condensed consolidated financial statements.

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

                                                          Three Months Ended
                                                               March 31,
                                                       2005             2004
                                                   ------------     ------------
                                                           (unaudited)
                                                 ($ in thousands, except share data)
Revenues ......................................    $      6,604     $      4,606

Costs and operating expenses:
  Cost of revenues, net .......................           4,210            3,009
  Research and development expenses, net ......             814              581
  Selling and marketing expenses ..............             864              803
  General and administrative expenses .........             610              597
  Depreciation and amortization ...............             610              747
                                                   ------------     ------------
Total costs and operating expenses ............           7,108            5,737
                                                   ------------     ------------
Loss from operations ..........................            (504)          (1,131)
Interest income, net ..........................              94               86
                                                   ------------     ------------
Loss before income taxes ......................            (410)          (1,045)
Income taxes ..................................              17               38
Net loss ......................................    $       (427)    $     (1,083)
                                                   ============     ============

Net loss per share - basic and diluted ........    $      (0.01)    $      (0.04)
                                                   ============     ============
Weighted average number of shares outstanding -
 basic and diluted (number of shares) .........      29,547,177       29,278,433
                                                   ============     ============


            See notes to condensed consolidated financial statements.

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
                       ($ in thousands, except share data)


                                                            Three Months Ended
                                                                March 31,
                                                      -----------------------------
                                                          2005             2004
                                                      ------------     ------------
Net  Loss  in  accordance with generally accepted
accounting principles ....................            $       (427)    $     (1,083)

Add/(less):
  Depreciation and amortization ..........                     610              747
  Income taxes ...........................                      17               38
  Interest Income, net ...................                     (94)             (86)
                                                      ------------     ------------
EBITDA* ..................................            $        106     $       (384)
                                                      ------------     ------------
EBITDA per share - basic and diluted .....            $       0.00     $      (0.01)
                                                      ------------     ------------

Weighted average shares outstanding -
      basic and diluted (number of shares)              29,547,177       29,278,433
                                                      ============     ============

        * earnings before interest, taxes, depreciation and amortization